CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
NTN Communications, Inc.:

     We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                            /s/ KPMG LLP

San Diego, California
May 19, 2003